UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 13, 2017

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 East Foothill Blvd Pasadena, CA 91107	(626) 765-2000
(Address of Principal Executive Offices)	(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2017, Green Dot Corporation (the “Company”) entered into an employment agreement with Mark L. Shifke, the Company’s Chief Financial Officer (the “Employment Agreement”), in connection with its previously-disclosed Chief Financial Officer transition plan. The Employment Agreement governs the terms of Mr. Shifke’s continued employment with the Company as its Chief Financial Officer and provides for the entry into a 12-month term employment agreement (the “Transitional Employment Agreement”), effective upon the date his successor commences employment with the Company (the “CFO Termination Date”).
Salary and Bonus
Pursuant to the Employment Agreement, Mr. Shifke will continue to receive an annual base salary of $450,000 while serving as the Company’s Chief Financial Officer. In addition, Mr. Shifke will continue to be eligible for an annual performance bonus under the Company’s 2017 Executive Officer Incentive Bonus Plan, with a target amount equal to 100% of his annual base salary. Upon the CFO Termination Date and subject to Mr. Shifke’s execution of a release of claims and entry into the Transitional Employment Agreement, Mr. Shifke would be entitled to receive an annual base salary of $450,000 for the 12-month term thereunder and, to the extent earned, the annual performance bonus he would have earned under the Company’s 2017 Executive Officer Incentive Bonus Plan had he remained the Company’s Chief Financial Officer for all of 2017 (the “2017 Bonus”).
Benefits Upon Termination
At the end of the term of Mr. Shifke’s employment under the Transitional Employment Agreement (the “Transitional Employment Period”) and subject to his execution of a release of claims, the Company has agreed to fully accelerate the vesting of equity awards that would have fully vested under pre-existing severance arrangements had the Company terminated Mr. Shifke’s employment without cause (as defined in the standard form of severance agreement the Company entered into with its executive officers in connection with the Company’s initial public offering) (the “Acceleration Benefits”). For more information regarding the pre-existing severance arrangements, please refer to pages 61 and 62 of the Company’s definitive proxy statement for its 2017 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2017 and the Company’s Form 8-K filed with the SEC on May 26, 2016. In addition, if Mr. Shifke’s employment with the Company is terminated without cause under the Transitional Employment Agreement prior to the end of the Transitional Employment Period, subject to his execution of a release of claims, he will be entitled to receive the balance of any salary he would have received over the remainder of the Transitional Employment Period, the 2017 Bonus (to the extent earned and not previously paid) and the Acceleration Benefits. Similarly, if his employment is terminated without cause under the Employment Agreement, subject to his execution of a release of claims, Mr. Shifke will be entitled to receive the salary he would have received over the Transitional Employment Period, the 2017 Bonus (to the extent earned and not previously paid) and the Acceleration Benefits.
The foregoing descriptions of the Employment Agreement and Transitional Employment Agreement are qualified in their entirety by reference to the Employment Agreement and Transitional Employment Agreement which are being filed together as Exhibit 10.01 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Number	Description
10.01	Employment letter agreement, dated April 13, 2017, between the Registrant and Mark L. Shifke

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ John C. Ricci
John C. Ricci
General Counsel and Secretary

Date: April 17, 2017

Exhibit Index

Number	Description
10.01	Employment letter agreement, dated April 13, 2017, between the Registrant and Mark L. Shifke.